Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Digital Direct Corp., on Form S-1, of our report dated July 25, 2008 for the financial statements of Digital Direct Corp. as of March 31, 2008, and for the period from March 20, 2008 (inception) to March 31, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

July 25, 2008